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                                                                   EXHIBIT 10.36

                                 PROMISSORY NOTE

                                                               FEBRUARY 25, 2003
$1,000,000.00                                         SPRINGFIELD, MASSACHUSETTS

         FOR VALUE RECEIVED, SPRINGFIELD REDEVELOPMENT AUTHORITY, a public body politic and corporate created pursuant to General Laws c. 121B, with a principal place of business at 1441 Main Street, Springfield, Massachusetts 01103 ("Maker"), hereby promises to pay to the order of SMITH & WESSON CORP. ("Payee") at the offices of the Payee, at 2100 Roosevelt Avenue, Springfield, Massachusetts 01102-2208, or such other address as the Payee shall designate in a written notice to Maker, the principal amount of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00), with interest thereon at a fixed rate of six per cent (6%) per annum, together with: (i) all amounts which may become due under the Mortgage (as hereinafter defined) or under any other document evidencing, securing or otherwise executed in connection with the indebtedness evidenced by this Promissory Note (this "Note", together with the Mortgage and all other instruments and documents executed and delivered in connection therewith, collectively, the "Loan Documents"); (ii) any costs and expenses, including attorney's and appraiser's fees, incurred in the collection of this Note, or in the foreclosure of the Mortgage, or in protecting or sustaining the lien of the Mortgage, or in any litigation or controversy arising from or connected with the Loan Documents; and (iii) all taxes or duties assessed upon said sum against the holder hereof, upon the debt evidenced hereby or by the Mortgage and upon the Mortgaged Property (as herein defined).

         Payments of interest shall be payable quarterly in arrears commencing on April 1, 2003, and continuing quarterly thereafter through and including March 1, 2022 (the "Maturity Date"). The balance of principal and all interest thereon and other sums due hereunder shall be paid in full on or before the Maturity Date. Any payment hereunder shall be applied first to interest and the balance to principal. All amounts owing under this Note shall be payable in legal tender of the United States of America.

         Interest shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Note based on a 360-day year, provided that interest shall be due for the actual number of days elapsed during each period for which interest is being charged.

         If any of the following events shall occur:

                  1. if Maker shall fail to pay any payment required hereunder within fifteen (15) days after the due date thereof; or

                  2.       if any default shall occur under any of the Loan
         Documents;

then, and in every such event (an "Event of Default"), the holder of this Note may, by notice to Maker, declare this Note and all accrued but unpaid interest thereon to be forthwith due and payable, whereupon this Note and all such interest and all such amounts shall become and be immediately due and payable. No remedy herein conferred upon the Payee or the holder of this Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         If any amount payable under this Note is not paid within fifteen (15) days after its due date, Maker shall pay to the holder on demand an amount equal to five percent (5%) of such unpaid amount which the Maker acknowledges to be a reasonable late charge to compensate the holder for the administrative costs of dealing with such late payment and for its loss of use of such funds.

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         Upon the occurrence of an Event of Default or after the Maturity Date, whether by stated maturity or acceleration, the interest rate of this Note shall increase, at holder's option, to a default rate equal to the otherwise applicable interest rate hereunder plus five percent (5%) per annum (the "Default Rate"), payable in accordance with the terms hereof.

         Nothing contained in this Note or the instruments securing this Note shall be deemed to establish or require the payment of a rate of interest in excess of the amount legally enforceable. In the event that the rate of interest so required to be paid exceeds the maximum rate legally enforceable, the rate of interest so required to be paid shall be automatically reduced to the maximum rate legally enforceable, and any excess paid over such maximum enforceable rate shall be automatically credited on account of the principal hereof without premium or penalty.

         This Note and the indebtedness evidenced hereby (the "Loan") is secured by a Mortgage Deed and Security Agreement (the "Mortgage") from Maker, as mortgagor, to Payee, as mortgagee, and certain other collateral security documentation. The Mortgage constitutes a lien on certain real and personal property, more particularly described therein, located on Roosevelt Avenue in Springfield, Massachusetts (the "Mortgaged Property").

         This Note may be prepaid in part or in whole at any time without payment of a prepayment premium. This Note shall be prepayable in full at the option of Payee in the event of any sale, transfer or other alienation of all or any portion of the Mortgaged Property.

         In the event that Maker elects to prepay this Note in accordance with the terms set forth above, Maker shall give Payee not less than thirty (30) days prior written notice of its intent to prepay this Note. Any amounts specified in the aforesaid prepayment notice shall, upon the giving of said notice, become due and payable at the time provided in said notice. Any prepayments permitted hereunder shall be applied to interest and other charges accrued under this Note to the day prepayment shall have been received by Payee and then to principal, in the inverse order of the installments of principal payable under this Note.

         Notices to Maker shall be deemed given when delivered in accordance with the notice provisions of the Mortgage. Every maker, endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         Maker acknowledges that payee may (a) fund the loan through an affiliate, (b) sell or transfer interests in the loan and the loan documents to one or more participants or special purpose entities, (c) pledge payee's interests in the loan and the loan documents as security for one or more loans obtained by payee, and/or (d) sell or transfer payee's interests in the loan and the loan documents in connection with a securitization transaction, in each case at no cost to maker, and that all documentation, financial statements, appraisals, reports and other data, or copies thereof, related to any loan application or commitment, maker, any guarantor of the loan, the mortgaged property, and/or the loan, may be exhibited to and reviewed by any party that is reviewing the loan for the purposes of purchasing, valuing, rating or servicing the loan. Upon any transfer or proposed transfer contemplated above and by the loan documents, at payee's request, maker shall provide an estoppel certificate to the reviewing

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party or parties in such form, substance and detail as payee or the reviewing party or parties may reasonably require. Payee shall provide maker with written notice of the name and address of any successor to payee for purposes of payment of all amounts due hereunder resulting from any transfer contemplated in this paragraph.

         The terms and conditions of Section 3.15 of the Mortgage are hereby incorporated into this Note in their entirety as if fully set forth herein, with all references and definitions corrected as necessary.

         This Note, without regard to the place of execution, delivery or payment, shall be construed and enforced according to and governed by the laws of the Commonwealth of Massachusetts.

         Executed as a sealed instrument as of the date first set forth above.

WITNESS:

_____________________________              SPRINGFIELD REDEVELOPMENT
                                           AUTHORITY

                                           /s/ Peter Levanos
                                           By: Peter Levanos
                                           Its: Chairman

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